Series Number:  3
For period ending 8/31/2011

48)	Investor, A & C
First $1 billion 0.573%
Next $1 billion 0.521%
Next $3 billion 0.491%
Next $5 billion 0.471%
Next $15 billion 0.458%
Next $25 billion 0.456%
Over $50 billion 0.455%

Institutional
First $1 billion 0.373%
Next $1 billion 0.321%
Next $3 billion 0.291%
Next $5 billion 0.271%
Next $15 billion 0.258%
Next $25 billion 0.256%
Over $50 billion 0.255%

72DD).  1. Total income dividends for which record date passed during the period
                                Investor Class                                                                27,681
                                Institutional Class                757
              2.  Dividends for a second class of open-end company shares
                                A Class                                                                    238
                               C Class                                                                    73

73A)          1. Dividends from net investment income
                                Investor Class                                                                           $0.3967
                                   Institutional Class                                                                $0.4191
              2. Dividends for a second class of open-end company shares
                                A Class                                                                $0.3688
        C Class                                           $0.2863

74U).   1. Number of shares outstanding (000's omitted)
                                Investor Class         71,349
                                Institutional Class     3,276

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                   1,321
                                    C Class                                                             364

74V).   1. Net asset value per share (to nearest cent)
                                Investor Class        $11.41
                                Institutional Class   $11.41

        2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class               $11.41
                                    C Class                                                         $11.42

Series Number:  4
For period ending 8/31/2011

48)	Investor, A, B & C
First $1 billion 0.573%
Next $1 billion 0.521%
Next $3 billion 0.491%
Next $5 billion 0.471%
Next $15 billion 0.458%
Next $25 billion 0.456%
Over $50 billion 0.455%

      Institutional
First $1 billion 0.373%
Next $1 billion 0.321%
Next $3 billion 0.291%
Next $5 billion 0.271%
Next $15 billion 0.258%
Next $25 billion 0.256%
Over $50 billion 0.255%

72DD).           1. Total income dividends for which record date passed during the period
                                Investor Class      16,786
                                Institutional Class     1
                 2.  Dividends for a second class of open-end company shares
                                A Class            479
                                B Class              1
                                C Class            271

73A)          1. Dividends from net investment income
                        Investor Class                                                      $ 0.4649
      Institutional Class                                           $ 0.4861
              2. Dividends for a second class of open-end company shares
                        A Class                                                       $ 0.4382
                        B Class                                                       $ 0.3580
                        C Class                                                       $ 0.3582

74U).         1. Number of shares outstanding (000's omitted)
                                Investor Class                                                                34,691
                                Institutional Class          2
              2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                                                1,009
                                B Class                                                                3
                                C Class                                                                651

74V).         1. Net asset value per share (to nearest cent)
                                Investor Class                                                                $10.94
                                Institutional Class                                                                $10.94

              2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                                                $10.94
                                B Class                                                                $10.94
                                C Class                                                                $10.94

Series Number:  5
For period ending 8/31/2011

48)	Investor, A, B & C
First $1 billion 0.603%
Next $1 billion 0.551%
Next $3 billion 0.521%
Next $5 billion 0.501%
Next $15 billion 0.488%
Next $25 billion 0.486%
Over $50 billion 0.485%

Institutional
First $1 billion 0.403%
Next $1 billion 0.351%
Next $3 billion 0.321%
Next $5 billion 0.301%
Next $15 billion 0.288%
Next $25 billion 0.286%
Over $50 billion 0.285%

72DD).  1. Total income dividends for which record date passed during the period
                                Investor Class                                                                19,320
                                Institutional Class                413
              2.  Dividends for a second class of open-end company shares
                                A Class                                                                    4,626
        B Class                                     29
                                C Class                                                                    1,037

73A)          1. Dividends from net investment income
                                Investor Class                                                                           $0.4702
                                   Institutional Class                                                                $0.4885
              2. Dividends for a second class of open-end company shares
                                A Class                                                                $0.4472
        B Class                                $0.3779
                                C Class                                                                $0.3779

74U).   1. Number of shares outstanding (000's omitted)
                                Investor Class         39,836
                                Institutional Class     1,041

        2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                   9,471
                                    B Class                                                             51
                                C Class                   2,544

74V).   1. Net asset value per share (to nearest cent)
                                Investor Class        $9.40
                                Institutional Class   $9.40

        2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class               $9.40
                                    B Class                                                         $9.40
                              C Class               $9.40